Exhibit (e)(7)

AMENDMENT 8

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of October 23, 2023 (the “Effective Date”):

Term	Means

“Existing Agreement”	The Distribution Agreement between ALPS and the Trust dated April 16, 2018, as amended

“ALPS”	ALPS Distributors, Inc.

“Trust”	Stone Ridge Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS DISTRIBUTORS, INC.		STONE RIDGE TRUST

By:	/s/ Stephen Kyllo	By:	/s/ Lauren D. Macioce

Name:	Stephen Kyllo	Name:	Lauren D. Macioce

Title:	SVP & Director	Title:	Secretary

Schedule A to this Amendment

Amendments

Effective as of the Effective Date, the Existing Agreement is amended as follows:

1.	APPENDIX A: LIST OF FUNDS of Exhibit 1 to the Existing Agreement shall be deleted in its entirety and replaced with the following new APPENDIX A: LIST OF FUNDS:

APPENDIX A

LIST OF FUNDS

Stone Ridge Diversified Alternatives Fund

Stone Ridge High Yield Reinsurance Risk Premium Fund

Stone Ridge U.S. Hedged Equity Fund

STONE RIDGE LIFEX INCOME FUNDS:

LifeX Income Fund 1948M

LifeX Income Fund 1948F

LifeX Income Fund 1949M

LifeX Income Fund 1949F

LifeX Income Fund 1950M

LifeX Income Fund 1950F

LifeX Income Fund 1951M

LifeX Income Fund 1951F

LifeX Income Fund 1952M

LifeX Income Fund 1952F

LifeX Income Fund 1953M

LifeX Income Fund 1953F

LifeX Income Fund 1954M

LifeX Income Fund 1954F

LifeX Income Fund 1955M

LifeX Income Fund 1955F

LifeX Income Fund 1956M

LifeX Income Fund 1956F

LifeX Income Fund 1957M

LifeX Income Fund 1957F

LifeX Income Fund 1958M

LifeX Income Fund 1958F

LifeX Income Fund 1959M

LifeX Income Fund 1959F

LifeX Income Fund 1960M

LifeX Income Fund 1960F

LifeX Income Fund 1961M

LifeX Income Fund 1961F

LifeX Income Fund 1962M

LifeX Income Fund 1962F

LifeX Income Fund 1963M

LifeX Income Fund 1963F

STONE RIDGE LIFEX INFLATION-PROTECTED INCOME FUNDS

LifeX Inflation-Protected Income Fund 1948M

LifeX Inflation-Protected Income Fund 1948F

LifeX Inflation-Protected Income Fund 1949M

LifeX Inflation-Protected Income Fund 1949F

LifeX Inflation-Protected Income Fund 1950M

LifeX Inflation-Protected Income Fund 1950F

LifeX Inflation-Protected Income Fund 1951M

LifeX Inflation-Protected Income Fund 1951F

LifeX Inflation-Protected Income Fund 1952M

LifeX Inflation-Protected Income Fund 1952F

LifeX Inflation-Protected Income Fund 1953M

LifeX Inflation-Protected Income Fund 1953F

LifeX Inflation-Protected Income Fund 1954M

LifeX Inflation-Protected Income Fund 1954F

LifeX Inflation-Protected Income Fund 1955M

LifeX Inflation-Protected Income Fund 1955F

LifeX Inflation-Protected Income Fund 1956M

LifeX Inflation-Protected Income Fund 1956F

LifeX Inflation-Protected Income Fund 1957M

LifeX Inflation-Protected Income Fund 1957F

LifeX Inflation-Protected Income Fund 1958M

LifeX Inflation-Protected Income Fund 1958F

LifeX Inflation-Protected Income Fund 1959M

LifeX Inflation-Protected Income Fund 1959F

LifeX Inflation-Protected Income Fund 1960M

LifeX Inflation-Protected Income Fund 1960F

LifeX Inflation-Protected Income Fund 1961M

LifeX Inflation-Protected Income Fund 1961F

LifeX Inflation-Protected Income Fund 1962M

LifeX Inflation-Protected Income Fund 1962F

LifeX Inflation-Protected Income Fund 1963M

LifeX Inflation-Protected Income Fund 1963F

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.